UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

Community Bankers Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike, Ste D203 Great Falls, VA	22066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 759-0751

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2007, the Board of Directors of Community Bankers Acquisition Corp. (the “Company”) appointed Chris A. Bagley as a Class I director to serve until the next annual meeting of stockholders or until a successor is elected and qualified. Mr. Bagley’s appointment fills a vacancy created by the Board’s increase in the size of the board from four to five. As a Class I director, Mr. Bagley will stand for election at the first annual meeting of stockholders following the Company’s initial public offering in accordance with the Company’s Amended and Restated Certificate of Incorporation. The Board has not yet appointed Mr. Bagley to any committees.

There are no transactions with the Company in which Mr. Bagley has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Company and TransCommunity Financial Corporation (“TransCommunity”) also announced that the Community Bankers board of directors following consummation of their previously announced proposed merger will consist of the following directors: Eugene S. Putnam, Jr., Gary A. Simanson (Vice Chairman), Keith Walz and Chris A. Bagley, all currently directors of Community Bankers, and Troy A. Peery, Jr. (Chairman), Bruce B. Nolte, Richard F. Bozard, Christopher G. Miller, Robin Traywick Williams and Jack C. Zoeller, all directors of TransCommunity. Upon consummation of the merger, Stewart Paperin, currently a director of Community Bankers, will no longer serve as a director of Community Bankers and John W. Pretlow, Jr., Stuart C. Siegel and John C. Watkins, currently directors of TransCommunity, as well as John J. Sponski, will not serve as directors of the resulting corporation following the merger.

A copy of the joint press release dated November 2, 2007, announcing the appointment of Mr. Bagley to the Community Bankers board of directors, the resignation of John J. Sponski as a director of TransCommunity and the composition of the Community Bankers board of directors following consummation of the proposed merger is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2007, the Board of Directors determined to change the Company’s fiscal year from a fiscal year ending March 31 of each year to a fiscal year ending December 31 of each year. The change reflecting the transition period will be reported in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 2nd day of November, 2007.

COMMUNITY BANKERS ACQUISITION CORP.

By: /s/ Gary A. Simanson
Gary A. Simanson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 2, 2007.

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